NEWS RELEASE

Alaska Silver Files Updated NI 43-101 Technical Report for Illinois Creek Deposit

TUCSON, ARIZONA, US - February 27, 2026 - Alaska Silver Corp. (TSXV: WAM) (the "Company" or "Alaska Silver") is pleased to announce that it has filed on SEDAR+ an independent National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") technical report supporting the updated mineral resource estimate for the Illinois Creek gold-silver deposit at its 100%-owned Illinois Creek Project, located on state land in Western Alaska.

The updated NI 43-101 Technical Report, titled "NI 43-101 Technical Report - Illinois Creek Project, Western Alaska, USA", has an effective date of January 22, 2026, and was prepared by Dr. Bruce Davis, PhD, FAusIMM, of BD Resource Consulting, Inc, an independent Qualified Person ("QP") under NI 43-101.

This Technical Report supports the updated mineral resource estimate previously announced by the Company on January 22, 2026.

Below is a brief summary of the mineral resource estimate. For full details please refer to the Company's press release dated January 22, 2026.

2026 Illinois Creek Oxide Deposit Mineral Resource Summary (NSR Cut-Off US$24/t)

2026 Oxide Indicated and Inferred Resources - Illinois Creek
Class	Tonnes (M)	Average Grade		Contained Metal
		Au (g/t)	Ag (g/t)	Au (Koz)	Ag (Moz)
Indicated	9.0	0.92	29.7	260	8.3
Inferred	10.9	0.84	30.1	290	10.4

  Mineral resources are reported within an optimized open-pit shell assuming metal prices of US$3,500/oz gold and US$45/oz silver, mining costs of US$4.00/t, processing costs of US$10.25/t, G&A costs of US$9.75/t, 92% gold recovery, 65% silver recovery, and average pit slopes of 45°.
  Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves.

Key Highlights

  Indicated gold and silver ounces increased by 11% and 7%, respectively, compared to previous estimates.
  Inferred gold and silver ounces nearly doubled.
  Mineralization is oxide material amenable to low-cost heap or vat leach recovery.
  Mineralization remains open along strike and at depth, with significant exploration potential.
  Historical mining and metallurgical data exist, providing a foundation for potential optimization and development.

Alaska Silver Investor Outreach

Investors are invited to meet with Alaska Silver at the Metals Investor Forum, Toronto on February 27-28, where CEO Kit Marrs will be presenting on February 28th. For more information visit https://metalsinvestorforum.com/metals-investor-forum-toronto/.

The Company will also be attending the PDAC Convention in Toronto with a Corporate Booth (#2902, Investors Exchange) and a Core Shack Booth (#3111B) and welcomes shareholders and prospective investors to stop by and connect with the team.

Qualified Persons

The updated mineral resource estimate was prepared by Dr. Bruce Davis, PhD, FAusIMM (BD Resource Consulting), independent QP under NI 43-101. The scientific and technical information in this news release was reviewed and approved by Patrick Donnelly, P.Geo., Executive Vice President of Alaska Silver, a QP under NI 43-101.

The full NI 43-101 Technical Report is now available under the Company's profile on SEDAR+ at www.sedarplus.ca.

About Alaska Silver

Alaska Silver controls one of North America's major high-grade silver and critical minerals districts at the Illinois Creek (IC) Project in western Alaska. The project is anchored by high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead ¹, ² and remains open to the north and south, as well as by the Illinois Creek mine. The previously operating mine contains Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz gold at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag³, ⁴. Alaska Silver's 100%-owned carbonate replacement deposit demonstrates significant exploration potential along an 8-kilometre strike length. The IC Project is located approximately 38 kilometres from the Yukon River, the region's primary marine transportation corridor, and comprises a contiguous, 100%-owned land package totaling 80,895 acres (126.36 square miles or 32,337 hectares). Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1 For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.2

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project Update" dated April 2, 2024 (effective date of February 20, 2024).

3 For Illinois Creek, NSR values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

4 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project Update" dated September 22, 2023 (effective date of May 22, 2023).

"Kit Marrs"

Kit Marrs

President & CEO

kit@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

Certain statements made, and information contained herein may constitute, "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. These statements and information are based on facts currently available to the Company and there is no assurance that actual results will meet management's expectations. Forward-looking statements and information may be identified by such terms as "anticipates", "believes", "targets", "estimates", "plans", "expects", "budget", "scheduled", "forecasts", "intends", "may", "will", "could" or "would" or the negative connotation thereof. This forward-looking information relates to, among other things, the estimated Inferred and Indicated mineral resources at the Illinois Creek project; ongoing and anticipated exploration work at the Illinois Creek Project; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the proposed investment of resources to expand the Illinois Creek deposit; the potential viability of Illinois Creek becoming a standalone mining operation that could produce Dore on-site; the expectation that exploration activities (including drill results) will accurately predict mineralization; the potential for modern recovery techniques to offer optimization upside; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; and the anticipated benefits of the Company's approach to exploration.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.com) under the Company's issuer profile. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.